EXHIBIT 5

                              GOULD & WILKIE LLP
                    ONE CHASE MANHATTAN PLAZA, 58TH FLOOR
                        NEW YORK, NEW YORK 10005-1401

                                            November 16, 1999

CH Energy Group, Inc.
284 South Avenue
Poughkeepsie, NY 12601-4879

Ladies and Gentlemen:

      We have acted as counsel for CH Energy Group, Inc. (the "Holding Company") in connection with the preparation of a Registration Statement on Form S-4 (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), 200,000 shares of Common Stock, $.10 par share, of the Holding Company (the "Holding Company Common Stock") which are proposed to be issued upon the consummation of, and subsequent to, the share exchange contemplated by that certain Agreement and Plan of Exchange between the Holding Company and Central Hudson Gas & Electric Corporation, dated as of April 24, 1998 (the "Plan of Exchange"), filed as Exhibit A to the Proxy Statement and Prospectus, which forms a part of the Prior Registration Statement incorporated by reference into the Registration Statement. All capitalized terms not otherwise defined hereunder have the same meanings as defined in the Registration Statement.

      As counsel to the Holding Company, we are generally familiar with its corporate proceedings and have examined the Registration Statement and the Plan of Exchange and such other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In addition, we have made such other and further investigations as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

      In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted  to us as  originals,  the  conformity  to original  documents  of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

      Based on the foregoing and upon such further examination of corporate records and documents and matters of law as we have considered necessary or desirable for the purpose of this opinion, it is our opinion that the Holding Company Common Stock, when issued in accordance with

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CH Energy Group, Inc.
November 16, 1999
Page 2.

the terms of the Plan of Exchange, at the Effective Time of the Share Exchange, will be validly issued, fully paid and non-assessable.

      We express no opinion other than as to the federal laws of the United States of America and the law of the State of New York.

      We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and the reference to us under the heading "Validity of the Holding Company Common Stock" in the Proxy Statement and Prospectus included in the Prior Registration Statement.

                                            Very truly yours,

                                            GOULD & WILKIE LLP

WPR:lan

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